CONSENT OF INDEPENDENT  ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses consituting part of the Registration Statements on Form S-3 (No. 33-51881), Form S-3 (No. 33-49401), Form S-3 (No. 33-36868), Form S-8 (No. 2-97641),
Form S-8 (No. 33-17341),  Form S-8 (No. 33-28037),  Form S-8 (No.  2-94539)
and Form S-8 (No. 33-49693) of National Fuel Gas Company of our report dated October 27, 1995 appearing on page 46 of this Form 10-K.



PRICE WATERHOUSE LLP

Buffalo, New York
December 15, 1995